CURRENT REPORT FOR ISSUERS SUBJECT TO THE

1934 ACT REPORTING REQUIREMENTS

FORM 8-K

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act

March 10, 2008

Date of Report

(Date of Earliest Event Reported)

Emazing Interactive, Inc.

 (Exact name of registrant as specified in its charter)

Nevada                                     333-138111                               20-4672080

(State or other jurisdiction    (Commission File Number)             (IRS Employer

of incorporation)                                                                         Identification No.)

101 C North Greenville, Suite 255, Allen, Texas 75002

(Address of principal executive offices (zip code))

(972) 983-1453

 (Registrant’s telephone number, including area code)

Indicate  by check mark  whether the  Registrant  (1) has filed all reports required to be filed by Sections 13 or 15(d) of the  Securities  Exchange Act of 1934  during  the  preceding  12 months  (or for such  shorter  period  that the Registrant was required to file such reports),  and (2) has been subject to such filing requirements for the past 90 days.

(1)  Yes  [X]    No  [   ]            (2)  Yes  [X]    No  [   ]

Indicate  by check mark  whether  the  registrant  is an  accelerated  filer (as defined in Rule 12b-2 of the Exchange Act). Yes |_| No |X|

Indicate by check mark whether the  registrant is a shell company (as defined in Rule 12b-2 of the Exchange Act). Yes |X| No |_|

ITEM 8.01.   OTHER EVENTS.

COLLATERALIZED LINE OF CREDIT

On March 10, 2008, the Registrant entered into an Amendment to its Line of Credit whereby it increased the amount available on the Line of Credit from $20,000 to $40,000 and the President collateralized the Line of Credit with one hundred percent of the common stock he owns in the Company. The Line of Credit was originally due on February 9, 2008 and is now due on May 31, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Emazing Interactive, Inc.

By:      /s/ G. Edward Hancock

         G. Edward Hancock

         Chief Executive Officer

Dated:  March 11, 2008